Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 Amendment No. 1 (File No. 333-226299) of RBB Bancorp of our report dated March 29, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of RBB Bancorp for the year ended December 31, 2017 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

August 2, 2018